EXHIBIT 21
                                  SUBSIDIARIES


     The companies listed below are the primary subsidiaries of the Corporation. The financial data for these subsidiaries, as well as for other subsidiaries which are not considered to be significant and are therefore excluded from this exhibit, comprised the Corporation's consolidated financial statements.


                                                                                           Organized Under
Name of Company                                                                                Laws of
---------------                                                                                -------

Domestic:
United States Gypsum Company(a).........................................................       Delaware
USG Interiors, Inc. (a).................................................................       Delaware
L&W Supply Corporation (a)(b)...........................................................       Delaware
USG International, Ltd..................................................................       Delaware
USG Foreign Investments, Ltd. (a).......................................................       Delaware
USG Interiors International, Inc........................................................       Ohio
USG Funding Corporation.................................................................       Delaware
La Mirada Products Co., Inc.............................................................       Ohio
USG Foreign Sales Corporation...........................................................       Virgin Islands
Gypsum Engineering Company..............................................................       Delaware
Alabaster Assurance Company, Ltd........................................................       Vermont


International:

CGC Inc. (a)............................................................................       Canada
USG Canadian Mining Ltd.................................................................       Ontario
Gypsum Transportation Limited...........................................................       Bermuda
Yeso Panamericano, S.A. de C.V..........................................................       Mexico
USG Manufacturing Worldwide, Ltd........................................................       Caymans
Panama Gypsum Company...................................................................       Panama
USG Interiors (Donn) S.A................................................................       Belgium
Donn Products GmbH......................................................................       Germany
USG Interiors Eastern Manufacturing GmbH................................................       Germany
USG Interiors East Sales GmbH...........................................................       Germany
USG (U.K.) Ltd..........................................................................       United Kingdom
USG France S.A..........................................................................       France
USG (Netherlands) B.V...................................................................       Netherlands
USG Interiors (Europe) S.A..............................................................       Belgium
USG Interiors Coordination Centre S.A...................................................       Belgium
USG Belgium Holdings S.A................................................................       Belgium
USG Asia Pacific Holdings Pty. Ltd......................................................       Singapore
USG Interiors Pacific Ltd...............................................................       New Zealand
USG Interiors Australia Pty. Ltd........................................................       Australia
USG Interiors (Far East) SDN BHD........................................................       Malaysia
Shenzhen USG Zhongbei Building Materials Co. (60% ownership)............................       China
Alabaster Engineering (Nederland) B.V...................................................       Netherlands
Red Top Technology (Nederland) B.V......................................................       Netherlands

(a)  Accounts for material revenues.

(b) As of December 31, 1997, L&W Supply conducted its business out of 176 locations in 34 states using various names registered under applicable assumed business name statutes.